Exhibit 99.1

March 18, 2021

Tronox Appoints John D. Romano and Jean-François Turgeon co-Chief Executive Officers
Ilan Kaufthal Elected Chairman of the Board

STAMFORD, Conn., March 18, 2021 – Tronox Holdings plc (NYSE:TROX) (“Tronox” or the “Company”), a leading integrated manufacturer of titanium dioxide pigment, today announced that its Board of Directors (the "Board") appointed John D. Romano and Jean-François Turgeon as co-Chief Executive Officers (“co-CEOs”) and as members of the Board of the Company, effective immediately.  In addition, Ilan Kaufthal has been elected Chairman of the Board, effective immediately.

The Company also announced the retirement of former Chairman and Chief Executive Officer Jeffry N. Quinn, effective immediately, following his previously announced leave of absence from the Company.  Mr. Kaufthal, Mr. Romano and Mr. Turgeon have been serving in their respective roles on an interim basis since December 27, 2020.

“John and Jean-François have extensive combined leadership and operational experience in the pigment and mining industries, including many years at Tronox. Their demonstrated ability to lead as co-CEOs over the last two and a half months reinforces the Board’s confidence in their ability to continue to successfully execute on the Company’s long-term strategic plan,” stated Mr. Kaufthal. “They possess the right mix of skills and leadership capabilities that led the Board to determine that the co-CEO structure, with John and Jean-François at the helm, is the best path forward for the Company and its stakeholders.”

About Tronox

Tronox Holdings plc is one of the world's leading producers of high-quality titanium products, including titanium dioxide pigment, specialty-grade titanium dioxide products and high-purity titanium chemicals; and zircon. We mine titanium-bearing mineral sands and operate upgrading facilities that produce high-grade titanium feedstock materials, pig iron and other minerals. With nearly 6,500 employees across six continents, our rich diversity, unmatched vertical integration model, and unparalleled operational and technical expertise across the value chain, position Tronox as the preeminent titanium dioxide producer in the world. For more information about how our products add brightness and durability to paints, plastics, paper and other everyday products, visit Tronox.com.

Forward Looking Statements

Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance including the effects of the COVID-19 pandemic and anticipated synergies based on our growth and other strategies, anticipated completion of extensions and upgrades to our mining and operations, and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, actual synergies, or achievements to differ materially from the results, level of activity, performance, anticipated synergies or achievements expressed or implied by the forward-looking statements. Significant risks and uncertainties may relate to, but are not limited to, business and market disruptions related to the COVID-19 pandemic, market conditions and price volatility for titanium dioxide, zircon and other feedstock materials, as well as global and regional economic downturns, including as a result of the COVID-19 pandemic, that adversely affect the demand for our end-use products; disruptions in production at our mining and manufacturing facilities; and other financial, economic, competitive, environmental, political, legal and regulatory factors. These and other risk factors are discussed in the Company's filings with the Securities and Exchange Commission.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, synergies or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether because of new information or future developments.

Media Contact: Melissa Zona
+1.636.751.4057

Investor Contact: Jennifer Guenther
 +1.646.960.6598